November 17, 2006

Columbus Acquisition Corp.
590 Madison Avenue
New York, New York 10022

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder and director of Columbus Acquisition Corp. (“Company”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by him (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Renova U.S. Management LLC (“Related Party”), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow all of his Insider Shares acquired prior to the IPO until one year after the Company consummates a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned intends to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Ladenburg and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Ladenburg and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)  he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)  he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)  he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a Director of the Company.

10. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Ladenburg and its legal representatives or agents (including any investigative search firm retained by Ladenburg) any information they may have about the undersigned’s background and finances (“Information”). Neither Ladenburg nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

14. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO or privately from the Company simultaneously with the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signature page follows]

ERIC ZACHS

/s/ Eric Zachs
Signature

Exhibit A

Eric Zachs has been a member of our Board of Directors since November 2006. Since October 2004, Mr. Zachs has been a Managing Partner of Bantry Bay Ventures - Asia, LLC, a private equity firm focused on investment in Asia. Since March 2006, Mr. Zachs has also served as the Chairman of the Board of Shanxi Taiyue Trading and Transportation Co., Ltd., based in Shanxi Province, China. Taiyue Trading facilitates the transportation of coal in Shanxi and nearby provinces through the rail system as it owns railroad platforms and coal trading licenses. From 2000 to 2004, Mr. Zachs was the General Partner of the Entrust Capital Frontier Fund. The Frontier Fund is a $50 million venture capital fund that focused primarily on software, semiconductors and the wireless industries. From 1989 to 1995, Mr. Zachs served in a variety of capacities at Message Center USA, Inc., a nationwide paging company, including as President and Chief Operating Officer. In 1995, Message Center was sold to AirTouch Paging (currently Vodafone Group Plc) for over $100 million. In 1993, Mr. Zachs co-founded Message Center Management, Inc. which, along with its affiliates, currently owns over 70 antenna sites and manages over 800 antenna sites for the wireless industry. Mr. Zachs has been Co-Chairman of Message Center Management, Inc. since 1993. Mr. Zachs is the former President of the Greater Hartford Jewish Community Center and Hartford Dispensary (providing medical and substance abuse care for the indigent) and serves on the boards of the Hebrew Health Care, Jewish Federation of Greater Hartford and Solomon Schechter Day School. Mr. Zachs received a B.A. from Tufts University and a J.D. from Columbia University School of Law.